As filed with the Securities and Exchange Commission on May 13, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

HEALTHCARE REALTY TRUST INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	62-1507028
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3310 West End Avenue
Seventh Floor
Nashville, Tennessee 37203
(615) 269-8175
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David R. Emery
Healthcare Realty Trust Incorporated
3310 West End Avenue
Nashville, Tennessee 37203
(615) 269-8175
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
Theodore W. Lenz, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Exchange Act Rule 12b-2).
Large accelerated filer ☑                    Accelerated filer ☐                    Non-accelerated filer ☐                    Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per unit	offering price	registration fee
Debt Securities, Preferred Stock ($.01 par value per share), Common Stock Warrants and Common Stock ($.01 par value per share)(1)	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee, except for $54,599 that has already been paid with respect to $430,937,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-120595, initially filed on November 18, 2004 and which is hereby withdrawn, and were not sold thereunder. Pursuant to Rule 457(p), such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

Prospectus
HEALTHCARE REALTY TRUST INCORPORATED
Common Stock
Common Stock Warrants
Preferred Stock
Debt Securities

     Healthcare Realty Trust Incorporated may from time to time offer, in one or more series, the following:
•	Shares of common stock;

•	Warrants to purchase shares of common stock;

•	Shares of preferred stock;

•	Debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness; or

•	Any combination of these securities, individually or as units.
     Healthcare Realty will offer such securities on terms determined at the time such securities are offered. Healthcare Realty may offer its common stock and warrants, preferred stock and debt securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of Healthcare Realty common stock in such amounts as set forth in a prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.
     The securities may be sold directly through agents designated from time to time by Healthcare Realty, or to or through underwriters or dealers, or through a combination of these methods. Healthcare Realty reserves the sole right to accept, and together with its agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “PLAN OF DISTRIBUTION.” Healthcare Realty’s net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
     Healthcare Realty’s common stock is listed on the New York Stock Exchange under the symbol “HR.” On May 9, 2008, the last reported sale price of its common stock was $27.59 per share.

     Investing in these securities involves risks. You should carefully review the discussion under the heading “RISK FACTORS” on page 4 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2008

     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Healthcare Realty has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Healthcare Realty is not making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Healthcare Realty’s business, financial condition, results of operations and prospects may have changed since that date.
     References in this prospectus to “Healthcare Realty Trust,” “Healthcare Realty,” and the “Company” refer to Healthcare Realty Trust Incorporated, a self-managed and self-administered real estate investment trust (“REIT”) incorporated in Maryland, and its subsidiaries, unless the context otherwise requires.

ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic shelf registration statement that Healthcare Realty filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration process, Healthcare Realty may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that the Company may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time Healthcare Realty sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and/or a free writing prospectus may also add to or update other information contained in this prospectus. See “PLAN OF DISTRIBUTION” on page 19 of this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” on page 20 of this prospectus.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of Company management and are subject to a number of risks and uncertainties, including those set forth below, which could significantly affect the Company’s current plans and expectations and future financial condition and results.
     While it is not possible to identify all these factors, the Company continues to face many risks and uncertainties that could cause actual results to differ from those forward-looking statements, including:
•	the ability of the Company to timely complete and fully lease development properties;

•	the Company is exposed to risks associated with entering new geographic markets;

•	the Company may be unsuccessful in operating completed real estate development properties;

•	the ability of the Company to renew long-term master leases and financial support agreements;

•	changes in the Company’s dividend policy;

•	the ability of the Company to invest its capital on a timely basis;

•	the availability of debt and equity capital;

•	changes in the financial condition or business strategy of the Company’s tenants;

•	the federal, state and local healthcare regulatory environment;

•	the ability of the Company to attract new healthcare providers;

•	the possibility of underinsured or uninsured property and casualty losses;

•	the Company’s tenants or sponsors may have experienced regulatory and legal problems;

•	the ability of the Company to maintain its qualification as a REIT; and

•	those risks and uncertainties described from time to time in the Company’s filings with the SEC.
     Healthcare Realty cautions you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Healthcare Realty cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on its businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.
     All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Healthcare Realty undertakes no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.
RISK FACTORS
     An investment in the Company’s securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, you should carefully review the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.
THE COMPANY
     Healthcare Realty is a self-managed and self-administered REIT that integrates owning, acquiring, managing and developing income-producing real estate properties and mortgages associated primarily with the delivery of outpatient healthcare services.
     Healthcare Realty was formed as an independent, unaffiliated healthcare REIT. Management believes that the Company has a strategic advantage in providing its services to a more diverse group of healthcare providers because it is not affiliated with any of its clients and does not expect to become affiliated with potential clients. Management also believes that its strategic focus on the outpatient service and medical office segments of the healthcare industry allows the Company to take advantage of the continued shift in healthcare services toward outpatient settings.
     Healthcare Realty’s principal executive offices are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, and its telephone number is (615) 269-8175. Unless the context indicates otherwise, references herein to Healthcare Realty and the Company include its subsidiaries.
SELLING STOCKHOLDERS
     Healthcare Realty may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement. Because the Company is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, it may add secondary sales of shares of its common stock by any selling stockholders by filing a prospectus supplement with the SEC. Healthcare Realty may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of the Company’s common stock in transactions exempt from the registration requirements of the Securities Act. Healthcare Realty does not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. Healthcare Realty may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. Healthcare Realty will provide you with a prospectus supplement naming the selling stockholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling stockholder(s).
USE OF PROCEEDS
     Unless otherwise specified in the prospectus supplement accompanying this prospectus, Healthcare Realty intends to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment of indebtedness and investment in healthcare related properties.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     The following table sets forth Healthcare Realty’s consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended December 31,					Three Months Ended
	2003	2004	2005	2006	2007	March 31, 2008
Ratio of earnings to combined fixed charges and preferred stock dividends (1)	2.03	1.59	1.37	1.26	1.23	1.30

(1)	For the purpose of calculating the ratio of earnings to fixed charges, net income from continuing operations has been added to fixed charges, net of capitalized interest, and that sum has been divided by such fixed charges. Fixed charges consist of interest expense, which includes amortization of debt issue cost, plus one-third (the proportion deemed to be representative of the interest factor) of rent expense, and capitalized interest.
GENERAL DESCRIPTION OF SECURITIES THE COMPANY MAY SELL
     Healthcare Realty, directly or through agents, dealers or underwriters that it may designate, may offer and sell, from time to time, an unspecified amount of:
•	Shares of its common stock;

•	Warrants to purchase shares of its common stock;

•	Shares of its preferred stock; or

•	Its debt securities, which may be either senior debt securities or subordinated debt securities.
     Healthcare Realty may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of the offering. The Company may issue debt securities and/or preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF COMMON STOCK
     Healthcare Realty is authorized to issue an aggregate of 200,000,000 shares of capital stock, which may include 150,000,000 shares of common stock and 50,000,000 shares of preferred stock. The following description of the common stock sets forth the general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of debt securities or preferred stock or upon the exercise of common stock warrants. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company’s charter and bylaws.

     Holders of common stock are entitled to receive such dividends as the board of directors may declare out of funds legally available for the payment of dividends. Upon issuance, the shares of common stock will be fully paid and nonassessable and have no preferences or conversion, exchange or preemptive rights. In the event of any liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in any of the Company’s assets remaining after the satisfaction of all obligations and liabilities and after required distributions to holders of preferred stock, if any. The common stock is subject to restrictions on transfer under certain circumstances described under “Restrictions on Transfer” below. Each share is entitled to one vote on all matters voted upon by the stockholders. Holders of shares of common stock have no cumulative voting rights.
Transfer Agent and Exchange Listing
     Computershare Trust Company, N.A. is the transfer agent and registrar for the common stock. The common stock is listed on the New York Stock Exchange under the symbol HR.
Restrictions on Transfer
     For Healthcare Realty to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”):
1.	Not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer individuals at any time during the last half of its taxable year; and

2.	Its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
     In order to ensure that requirement (1) above is satisfied, the board of directors has the power to refuse to transfer shares of its capital stock to any person whose acquisition of such shares would result in the direct or indirect ownership of more than 9.9% in value of the outstanding capital stock.
     In connection with the foregoing, if the board of directors, at any time and in good faith, believes that direct or indirect ownership (as determined under applicable federal tax attribution rules) in excess of this ownership limit has or may become concentrated in the hands of one beneficial owner, the board of directors has the power to refuse to transfer or issue these excess shares to a person whose acquisition of such excess shares would cause a beneficial holder to exceed the ownership limit. Further, any transfer of excess shares that would cause a beneficial owner to hold shares of capital stock in excess of the ownership limit shall be deemed void, and the intended transferee shall be deemed never to have had an interest therein.
     If at any time there is a transfer in violation of these restrictions, the excess shares shall be deemed to have been transferred to the Company, as trustee for the benefit of such persons to whom the excess shares are later transferred. Subject to Healthcare Realty’s right to purchase the excess shares, the interest in the trust representing the excess shares shall be freely transferable by the intended transferee at a price that does not exceed the price paid by the intended transferee of the excess shares. Excess shares do not have voting rights, and will not be considered for the purpose of any shareholder vote or determining a quorum, but will continue to be reflected as issued and outstanding stock. The Company will not pay dividends with respect to excess shares. The Company may purchase excess shares for the lesser of the amount paid for the excess shares by the intended transferee or the market price. The market price for any stock so purchased shall be equal to the fair market value of such shares reflected in:
•	The closing sales price for the stock, if then listed on a national securities exchange;

•	The average closing sales price of such stock, if then listed on more than one national securities exchange; or

•	If the stock is not then listed on a national securities exchange, the latest bid quotation for the stock if then traded over-the-counter, as of the day immediately preceding the date on which notices of such purchase are sent by the Company.
     If no such closing sales prices or quotations are available, the purchase price shall equal the net asset value of such stock as determined by the board of directors in accordance with applicable law.

     All certificates representing shares of common stock bear a legend referring to the restrictions described above. These restrictions may have the effect of preventing an acquisition of control of Healthcare Realty by a third party.
Business Combinations
     Under Maryland law, some “business combinations” (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock (an “interested shareholder”) must be: (1) recommended by the corporation’s board of directors; and (2) approved by the affirmative vote of at least (a) 80% of the corporation’s outstanding shares entitled to vote and (b) two-thirds of the outstanding shares entitled to vote which are not held by the interested shareholder with whom the business combination is to be effected, unless, among other things, the corporation’s common shareholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for his or her shares. In addition, an interested shareholder or any affiliate thereof may not engage in a business combination with the corporation for a period of five years following the date he or she becomes an interested shareholder. These provisions of Maryland law do not apply, however, to business combinations that are approved by the board of directors of a Maryland corporation prior to such person becoming an interested shareholder.
Control Share Acquisitions
     Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” may not be voted except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter by shareholders excluding voting shares owned by the acquirer, and officers and directors who are also employees of the corporation. “Control shares” are voting shares which, if aggregated with all other shares owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, would entitle the acquirer to vote: (1) 10% or more but less than one-third: (2) one-third or more but less than a majority: or (3) a majority or more of the outstanding voting shares. Control shares do not include shares the acquiring person is entitled to vote because shareholder approval has previously been obtained. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
     A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the corporation’s board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders’ meeting.
     Subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If the shareholders approve voting rights for control shares and the acquirer is entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter’s rights do not apply in the context of a control share acquisition.
     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation prior to a control share acquisition.
     The limitation on ownership of common stock set forth in the Company’s charter, as well as the provisions of Maryland law described above, could have the effect of discouraging offers to acquire HR and of increasing the difficulty of consummating any such offer.

Dividend Reinvestment Plan and Employee Stock Purchase Plan
     Healthcare Realty has adopted and implemented a dividend reinvestment plan to provide registered owners of its common stock with a method of investing dividends and other distributions paid in cash in additional shares of the common stock. Healthcare Realty has also adopted an employee stock purchase plan to allow employees to purchase common stock on terms and conditions set forth in such plan. Since such additional common stock will be purchased from the Company, the Company will receive additional funds which will be used for its general corporate purposes.
DESCRIPTION OF COMMON STOCK WARRANTS
     Healthcare Realty may issue warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between the Company and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as the Company’s agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Further terms of the common stock warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the terms of any common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	The title of such common stock warrants;
•	The aggregate number of such common stock warrants;
•	The price or prices at which such common stock warrants will be issued;
•	The designation, number and terms of the shares of common stock purchasable upon exercise of such common stock warrants;
•	The designation and terms of the other securities with which such common stock warrants are issued and the number of such common stock warrants issued with each such offered security;
•	The date, if any, on and after which such common stock warrants and the related common stock will be separately transferable;
•	The price at which each share of common stock purchasable upon exercise of such common stock warrants may be purchased;
•	The date on which the right to exercise such common stock warrants shall commence and the date on which such right shall expire;
•	The minimum or maximum amount of such common stock warrants that may be exercised at any one time;
•	Information with respect to book-entry procedures, if any;
•	A discussion of certain federal income tax considerations; and
•	Any other terms of such common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such common stock warrants.

     You should review the section captioned “DESCRIPTION OF COMMON STOCK” for a general description of the common stock which would be acquired upon the exercise of the common stock warrants.
DESCRIPTION OF PREFERRED STOCK
General
     Healthcare Realty is authorized to issue 50,000,000 shares of preferred stock. The following description of the preferred stock sets forth certain anticipated general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of preferred stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, the Company’s charter, (including the amendment describing the designations, rights, and preferences of each series of preferred stock) and bylaws.
     Subject to limitations prescribed by Maryland law and the charter, the Company’s board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or the duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.
     The prospectus supplement relating to preferred stock will contain the specific terms, including:
•	The title and stated value of such preferred stock;
•	The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;
•	The dividend rate(s), period(s) and or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;
•	The date from which dividends on such preferred stock shall accumulate, if applicable;
•	The provision for a sinking fund, if any, for such preferred stock;
•	The provisions for redemption, if applicable, of such preferred stock;
•	Any listing of such preferred stock on any securities exchange;
•	The terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);
•	A discussion of certain federal income tax considerations applicable to such preferred stock;
•	The relative ranking and preferences of such preferred stock as to dividend rights and rights upon the Company’s liquidation, dissolution or winding up of its affairs;
•	Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

•	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the Company’s status as a REIT; and
•	Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.
Rank
     Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, rank:
•	Senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;
•	On a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and
•	Junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.
Dividends
     Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by the board of directors, out of the Company’s assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the Company’s stock transfer books on such record dates as shall be fixed by the board of directors.
     Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Healthcare Realty will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.
     Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.
     When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.
     Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid, or set aside for payment, and no other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).
     Any dividend payment made on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.
Redemption
     If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at the Company’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
     The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that the Company shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. Healthcare Realty may pay the redemption price in cash or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the Company’s issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
     So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of the Company’s ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, the Company shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such preferred stock to preserve the Company’s REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.
     If the Company is to redeem fewer than all of the outstanding preferred stock of any series, it will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company that will not result in the issuance of any excess shares.
     Healthcare Realty will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed. If notice of redemption of any preferred stock has been given and the Company has set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference
     Upon any voluntary or involuntary liquidation, dissolution or winding up of Healthcare Realty’s affairs, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of the Company’s capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of the Company’s assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Company’s legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     If liquidating distributions shall have been made in full to all holders of preferred stock, the Company’s remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.
Voting Rights
     Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.
     Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in the Company’s capitalization, amendments to the Company’s charter and mergers and dispositions.
     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
     The provisions of a series of preferred stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.
Conversion Rights
     The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.
Restrictions on Ownership
     As discussed above under “DESCRIPTION OF COMMON STOCK — Restrictions on Transfer,” for the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Therefore, ownership and transfer of each series of preferred stock will be restricted in the same manner as the common stock.
     All certificates representing preferred stock will bear a legend referring to the restrictions described above.
DESCRIPTION OF DEBT SECURITIES
     Healthcare Realty may issue debt securities under one or more trust indentures to be executed by the Company and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act.
     The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) have been filed as exhibits to the registration statement of which this prospectus is a part.
General
     The debt securities will be the Company’s direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of the Company’s senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between the Company and a trustee.
     Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the Company’s board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.
     The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:
•	The title of such debt securities and whether such debt securities are senior securities or subordinated securities;

•	The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	The percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock (if applicable), or the method by which any such portion shall be determined;

•	If convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	The date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;
•	The rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;
•	The date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;
•	The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Company in respect of such debt securities and the applicable indenture may be served;
•	The period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at the Company’s option, if it has such an option;
•	Healthcare Realty’s obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;
•	If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;
•	Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;
•	Any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;
•	Any provisions for collateral security for repayment of such debt securities;
•	Whether such debt securities will be issued in certificated and/or book-entry form;
•	Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;
•	The applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;
•	The terms, if any, upon which such debt securities may be convertible into the Company’s common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	Whether and under what circumstances Healthcare Realty will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such debt securities in lieu of making such payment; and
•	Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.
     The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement.
     The applicable indenture may contain provisions that would limit the Company’s ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control.
     Restrictions on ownership and transfer of Healthcare Realty’s common stock and preferred stock are designed to preserve the Company’s status as a REIT and, therefore, may act to prevent or hinder a change of control. See “DESCRIPTION OF PREFERRED STOCK — Restrictions on Ownership.” Investors should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Merger, Consolidation or Sale
     The applicable indenture will provide that the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that:
•	Either the Company shall be the continuing corporation, or the successor corporation (if other than Healthcare Realty) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;
•	Immediately after giving effect to such transaction and treating any indebtedness which becomes the Company’s obligation or an obligation of one of its subsidiaries as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and
•	An officer’s certificate and legal opinion covering such conditions shall be delivered to the trustee.
Covenants
     The applicable indenture will contain covenants requiring the Company to take certain actions and prohibiting it from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.
Events of Default, Notice and Waiver
     Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):
•	Default in the payment of any installment of interest on any debt security of such series;

•	Default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;
•	Default in making any required sinking fund payment for any debt security of such series;
•	Default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;
•	Default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and
•	Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of its significant subsidiaries or their property.
     If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:
•	Healthcare Realty shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and
•	All events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.
     Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:
•	In the payment of the principal of (or premium, if any) or interest on any debt security of such series; or
•	In respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
     Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.
     Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.
     Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.
     Within 120 days after the close of each fiscal year, the Company will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.
Modification of the Indenture
     It is anticipated that modifications and amendments of an indenture may be made by Healthcare Realty and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:
•	Change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;
•	Reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;
•	Change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;
•	Impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;
•	Reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or
•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.
     A record date may be set for any act of the holders with respect to consenting to any amendment.

     The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive the Company’s compliance with certain covenants in such indenture.
     Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.
Redemption of Securities
     The applicable indenture will provide that the debt securities may be redeemed at any time at the Company’s option, in whole or in part, for certain reasons intended to protect the Company’s status as a REIT. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.
     From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.
Conversion of Securities
     The terms and conditions, if any, upon which any debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:
•	Whether such debt securities are convertible into common stock or preferred stock;

•	The conversion price (or manner of calculation thereof);

•	The conversion period;

•	Provisions as to whether conversion will be at the option of the holders or the Company;

•	The events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

•	Any restrictions on conversion, including restrictions directed at maintaining the Company’s REIT status.
Subordination
     Upon any distribution to the Company’s creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default in senior securities exists that permits the holders of such senior securities to accelerate their maturity and the default is the subject of judicial proceedings or Healthcare Realty receives notice of the default. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of subordinated securities. If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of the Company’s most recent fiscal quarter.

FEDERAL INCOME TAX AND ERISA CONSIDERATIONS
     Healthcare Realty is and intends to remain qualified as a REIT under the Code. As a REIT, the Company’s net income which is distributed as dividends to shareholders will be exempt from federal taxation. Distributions to the Company’s shareholders generally will be includable in their income. However, dividends distributed which are in excess of current or accumulated earnings will be treated for tax purposes as a return of capital to the extent of a shareholder’s basis, and will reduce the basis of shareholders’ securities with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those securities.
     Healthcare Realty intends to conduct its affairs so that its assets will not be deemed to be “plan assets” of any individual retirement account, employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or other qualified retirement plan subject to Section 4975 of the Code which acquires its securities. The Company believes that, under present law, its distributions do not create so called “unrelated business taxable income” to tax exempt entities such as pension trusts, subject, however, to special rules which apply to pension trusts holding more than 10% of the securities.
PLAN OF DISTRIBUTION
     Healthcare Realty may sell securities through underwriters for public offer and sale by them, and also may sell securities offered hereby to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
     Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Healthcare Realty also may, from time to time, authorize underwriters acting as its agents to offer and sell securities upon terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
     Any underwriters or agents in connection with an offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Underwriters, dealers and agents may be entitled, under agreements to be entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act or to contributions with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.
     If so indicated in the applicable prospectus supplement, the Company will authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase securities from the Company at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts.
     During such time as the Company may be engaged in a distribution of the securities covered by this prospectus the Company is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Company, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
LEGAL MATTERS
     Certain legal matters with respect to the validity of the securities being offered hereby will be passed upon for Healthcare Realty by Waller Lansden Dortch & Davis, LLP. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.
EXPERTS
     The financial statements and schedules as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     This prospectus summarizes material provisions of contracts and other documents referred to by the Company. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus. Healthcare Realty has not, and the underwriters have not, authorized any other person to provide you with different or inconsistent information from that contained in this prospectus and the applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Healthcare Realty is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement, as well as information Healthcare Realty previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus and the applicable prospectus supplement. Healthcare Realty’s business, financial condition, results of operations and prospects may have changed since those dates.
     Healthcare Realty files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549 and at regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company’s SEC filings are also available to the public at the SEC’s web site at www.sec.gov. In addition, the Company’s stock is listed for trading on the New York Stock Exchange. You can inspect the Company’s reports, proxy statements and other information about Healthcare Realty at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     Healthcare Realty makes available free of charge through its website, which you can find at www.healthcarerealty.com, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     Healthcare Realty is “incorporating by reference” information it files with the SEC, which means:
•	Incorporated documents are considered part of this prospectus;
•	The Company can disclose important information to you by referring you to those documents; and
•	Information that the Company files later with the SEC automatically will update and supersede information contained in this prospectus.
     Healthcare Realty is incorporating by reference the following documents, which it has previously filed with the SEC:
     (1) its Annual Report on Form 10-K for the year ended December 31, 2007;
     (2) its Quarterly Report on Form 10-Q for the three months ended March 31, 2008;
     (3) its Current Reports on Form 8-K filed with the SEC on March 5, 2008 and April 21, 2008;
     (4) any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings under this prospectus (other than documents or information deemed furnished and not filed in accordance with SEC rules); and
     (5) the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, dated April 8, 1993, and any other amendment or report filed for the purpose of updating such description.
     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You can obtain copies of the documents incorporated by reference in this prospectus, at no cost, by writing or calling the Company at the following address:
Healthcare Realty Trust Incorporated
3310 West End Avenue
Suite 700
Nashville, Tennessee 37203
(615) 269-8175

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses to be incurred by the Company in connection with the issuance and sale of the Securities being registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee	$	*
Printing and engraving expenses		*
Legal fees and expenses		*
Blue Sky filing fees and expenses		*
Accounting fees and expenses		*
Transfer agent or trustee fees		*
Miscellaneous expenses (including applicable listing fees)		*

TOTAL		*

* To be filed by amendment or incorporated by reference when required in connection with the offering of Securities.
Item 15. Indemnification of Directors and Officers.
     The Second Articles of Amendment and Restatement of the Company provide as follows:
ARTICLE IX
LIMITATION ON PERSONAL LIABILITY
OF DIRECTORS AND OFFICERS; INDEMNIFICATION
     A director or officer shall not be personally liable to the corporation or its shareholders for money damages unless (i) it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding, based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.
     If the law of the State of Maryland is hereafter amended to authorize corporation action further limiting or eliminating the personal liability of directors or officers or expanding such liability, then the liability of directors or officers to the corporation or its shareholders shall be limited or eliminated to the fullest extent permitted by Maryland law as so amended from time to time. Any repeal or modification of this Article IX by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer or the corporation existing at the time of such repeal or modification.
     The corporation shall indemnify directors, officers, employees and agents to the fullest extent permitted by the law of the State of Maryland. The corporation may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the law of the State of Maryland, whether or not the corporation would have the power to indemnify against liability under the provisions of such law.

     The Amended and Restated Bylaws of the Company provides as follows:
ARTICLE X
INDEMNIFICATION
     The Corporation shall indemnify and advance expenses to its directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law, and as provided in the Corporation’s Articles of Incorporation. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations.
Item 16. Exhibits and Financial Statement Schedules.

Exhibit
Number	Description of Document
1	Form of Underwriting Agreement (1)

4.1	Second Articles of Amendment and Restatement of the Company (2)

4.2	Amended and Restated Bylaws of the Company (3)

4.3	Form of Senior Indenture (4)

4.4	Form of Subordinated Indenture (4)

4.5	Specimen of Common Stock Certificate (2)

4.6	Indenture, dated as of May 15, 2001, by the Company to HSBC Bank USA, National Association, as Trustee, (formerly First Union National Bank, as Trustee) (5)

4.7	First Supplemental Indenture, dated as of May 15, 2001, by the Company to HSBC Bank USA, National Association, as Trustee, (formerly First Union National Bank, as Trustee) (5)

4.8	Form of 8.125% Senior Note Due 2011 (5)

4.9	Second Supplemental Indenture, dated as of March 30, 2004, by the Company to HSBC Bank USA, National Association, as Trustee (formerly Wachovia Bank, National Association, as Trustee) (6)

4.10	Form of 5.125% Senior Note Due 2014 (6)

5	Opinion of Waller Lansden Dortch & Davis, LLP

8	Opinion of Waller Lansden Dortch & Davis, LLP regarding tax matters

12	Statement regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (contained in opinion filed as Exhibit 5)

Exhibit
Number		Description of Document
	23.3	Consent of Waller Lansden Dortch & Davis, LLP (contained in opinion filed as Exhibit 8)

	24	Power of Attorney (included on signature page hereto)

	25.1	Statement of Eligibility and Qualification of Senior Trustee under the Trust Indenture Act of 1939 (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939) (1)

	25.2	Statement of Eligibility and Qualification of Senior Trustee under the Trust Indenture Act of 1939 (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939) (1)

(1)		To be filed by amendment or incorporated by reference when required in connection with the offering of securities.

(2)		Filed as an exhibit to the Company’s Registration Statement on Form S-11 (Registration No. 33-60506) and incorporated herein by reference.

(3)		Filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2007 and incorporated herein by reference.

(4)		Filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 33-97888) and incorporated herein by reference.

(5)		Filed as an exhibit to the Company’s Form 8-K filed May 17, 2001 and hereby incorporated by reference.

(6)		Filed as an exhibit to the Company’s Form 8-K filed March 29, 2004 and hereby incorporated by reference.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to the purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of any subscription period, to set forth the results of any subscription offer, any transactions by any underwriters during such subscription period, the amount of unsubscribed securities to be purchased by such underwriters, and the terms of any subsequent reoffering thereof. If any public offering by such underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e) The undersigned registrant hereby undertakes that:
     (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 13, 2008.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ David R. Emery
David R. Emery
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David R. Emery and Scott W. Holmes, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Emery David R. Emery	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 13, 2008
/s/ Scott W. Holmes Scott W. Holmes	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 13, 2008
/s/ David L. Travis David L. Travis	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 13, 2008
/s/ Errol L. Biggs, Ph.D. Errol L. Biggs, Ph.D.	Director	May 13, 2008
/s/ Charles Raymond Fernandez, M.D. Charles Raymond Fernandez, M.D.	Director	May 13, 2008
/s/ Batey M. Gresham, Jr. Batey M. Gresham, Jr.	Director	May 13, 2008

Signature	Title	Date
/s/ Marliese E. Mooney Marliese E. Mooney	Director	May 13, 2008
/s/ Edwin B. Morris, III Edwin B. Morris, III	Director	May 13, 2008
/s/ John Knox Singleton John Knox Singleton	Director	May 13, 2008
/s/ Bruce D. Sullivan Bruce D. Sullivan	Director	May 13, 2008
/s/ Dan S. Wilford Dan S. Wilford	Director	May 13, 2008

EXHIBIT INDEX

Exhibit
Number	Description of Document
1	Form of Underwriting Agreement (1)

4.1	Second Articles of Amendment and Restatement of the Company (2)

4.2	Amended and Restated Bylaws of the Company (3)

4.3	Form of Senior Indenture (4)

4.4	Form of Subordinated Indenture (4)

4.5	Specimen of Common Stock Certificate (2)

4.6	Indenture, dated as of May 15, 2001, by the Company to HSBC Bank USA, National Association, as Trustee, (formerly First Union National Bank, as Trustee) (5)

4.7	First Supplemental Indenture, dated as of May 15, 2001, by the Company to HSBC Bank USA, National Association, as Trustee, (formerly First Union National Bank, as Trustee) (5)

4.8	Form of 8.125% Senior Note Due 2011 (5)

4.9	Second Supplemental Indenture, dated as of March 30, 2004, by the Company to HSBC Bank USA, National Association, as Trustee (formerly Wachovia Bank, National Association, as Trustee) (6)

4.10	Form of 5.125% Senior Note Due 2014 (6)

5	Opinion of Waller Lansden Dortch & Davis, LLP

8	Opinion of Waller Lansden Dortch & Davis, LLP regarding tax matters

12	Statement regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (contained in opinion filed as Exhibit 5)

23.3	Consent of Waller Lansden Dortch & Davis, LLP (contained in opinion filed as Exhibit 8)

24	Power of Attorney (included on signature page hereto)

25.1	Statement of Eligibility and Qualification of Senior Trustee under the Trust Indenture Act of 1939 (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939) (1)

25.2	Statement of Eligibility and Qualification of Senior Trustee under the Trust Indenture Act of 1939 (to be filed in accordance with Rule 305(b)(2) of the Trust Indenture Act of 1939) (1)

(1)	To be filed by amendment or incorporated by reference when required in connection with the offering of securities.

(2)	Filed as an exhibit to the Company’s Registration Statement on Form S-11 (Registration No. 33-60506) and incorporated herein by reference.

(3)	Filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2007 and incorporated herein by reference.

(4)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 33-97888) and incorporated herein by reference.

(5)	Filed as an exhibit to the Company’s Form 8-K filed May 17, 2001 and hereby incorporated by reference.

(6)	Filed as an exhibit to the Company’s Form 8-K filed March 29, 2004 and hereby incorporated by reference.